                           MASTER SERVICE AGREEMENT
                           ------------------------

This iXL Master Service Agreement (the "Agreement") is entered into this ___ day of April, 1999 (the "Effective Date"), by and between iXL-NEW YORK, INC., a Delaware corporation with a principal place of business at 79 Fifth Avenue, 14th Floor, New York, New York 10003 ("iXL") and the CLIENT identified below ("Client"):

GENERAL ELECTRIC CAPITAL CORPORATION
260 Long Ridge Road
Stamford, Connecticut 06927
________________________________________________________________________________

                                   RECITALS
                                   --------

A. iXL is a full service interactive services provider offering various services and products including but not limited to strategic consulting (in the areas of, inter alia, electronic commerce and Internet business model design, development, implementation and marketing), Web design, Web development, multimedia development, custom software development, laptop-based presentation products, Web site management applications, Web site hosting, Web site marketing, online learning and training, and information systems design and development (collectively, the "iXL Services");

B. Client desires to engage iXL to provide Client with various iXL Services on the terms provided herein, with iXL's agreement to provide such Services being made in part in reliance on Client's commitment concerning the Guaranteed Payment described in Section 5 below.

NOW THEREFORE, in consideration of the mutual promises, covenants and agreements set forth below and other good and valuable consideration, the sufficiency of which is hereby admitted, the parties agree as follows:

1.  The Agreement and Statement(s) of Work.
    --------------------------------------

    1.1. Client, on behalf of itself, General Electric Company and any consolidated and nonconsolidated Affiliates thereto (collectively "Client") hereby engages iXL to provide the iXL Services as described in a statement or statements of work to be mutually agreed upon by the parties ("Statement of Work"). "Affiliates" are defined in this Agreement as entities under common Control with General Electric Capital Corporation, with "Control" defined as power to direct management of an entity, whether through ownership of voting securities, partnership interest, equity, or by contract. The parties agree that a Statement of Work shall include, among other things, a description of the iXL Services and deliverables, performance standards for such iXL Services, the responsibilities of the parties, a timetable for completion of such iXL Services and deliverables, all applicable licenses and the corresponding fees, and a breakdown of costs. iXL hereby accepts such engagement, subject to the terms and conditions of this Agreement, the Statement of Work, and any terms and conditions attached to the Statement of Work.

    1.2. The parties have previously entered into certain letters of intent for iXL Services. That portion of the work performed on or after April 1, 1999 under such letters of intent shall hereby be deemed to have been performed pursuant to this Agreement, and shall be transferred into Statements of Work under this Agreement. The parties shall work diligently towards the completion of additional Statements of Work without any unreasonable delay.

    1.3. If there is any difference between the terms and conditions attached to any Statement of Work and any other portion of this Agreement, the terms attached to the Statement of Work shall control, with the exception of Section 16.10 (which confirms that no joint venture, partnership or other relationship has been created in connection with this Agreement). In the event of a conflict between Section 16.10 of this Agreement and any language in a Statement of Work, Section 16.10 of this Agreement shall control.

    1.4.   Unless otherwise agreed to in the applicable Statement of Work:

           All work product of iXL either (i) existing as of the effective date of this Agreement, or (ii) not created pursuant to this Agreement (or any Statements of Work thereunder), including but not limited to computer code, ideas, results, data, inventions, improvements, developments, patents, copyrights, trade secrets, or other proprietary rights (collectively, the "iXL Work Product") is and remains the exclusive property of iXL, even if used by iXL in its performance of this Agreement or any Statement of Work. Subject to Client's payment of all fees under the applicable Statement of Work (including license fees, if any), iXL shall grant to Client a non-exclusive perpetual license to use the iXL Work Product for its intended purpose under the Statement of Work.

           All derivative works in and to the iXL Work Product ("iXL Derivative Works") created by iXL pursuant to a Statement of Work hereunder shall be the exclusive property of iXL. Subject to Client's payment of all fees under the applicable Statement of Work (including license fees, if any), iXL shall grant to Client a non-exclusive perpetual license to use the iXL Derivative Works.

           All work product which is created under a Statement of Work and which does not constitute either (i) iXL Work Product, or (ii) an iXL Derivative Work, including but not limited to computer code, ideas, results, data, inventions, improvements, developments, patents, copyrights, trade secrets, or other proprietary rights ("Client Work Product") shall be assigned by iXL to Client, subject to Client's payment of all fees under the applicable Statement of Work (including license fees, if any). Client shall exclusively own all proprietary rights in the Client Work Product and iXL shall have no ownership rights in Client Work Product.

           Client shall grant iXL a perpetual, worldwide, nonexclusive license to copy, distribute, transmit, display, perform, create derivative works, and otherwise use the Client Work Product, excluding any Client Materials (as defined in the applicable Statement of Work), in object or source code form, in whole or in part.


2.  Change Orders; Administration.  Any modifications to the specifications in a
    -----------------------------
    Statement of Work shall require execution of a written change order by both parties to this Agreement (a "Change Order") which shall substantially conform with the draft form attached as Exhibit A to this Agreement. Each Change Order complying with this section shall be deemed to be an amendment to the applicable Statement of Work and will become part of this Agreement. Client at its reasonable discretion reserves the right to remove a specific consultant assigned to a Statement of Work if said consultant is not deemed to be meeting performance expectations. In such cases, iXL agrees that a replacement will be provided to Client within thirty (30) days.

3.  Method of Performing Services and Monthly Allocation of iXL Resources.
    ---------------------------------------------------------------------

    3.1 iXL shall determine the method, details, and means of performing the iXL Services hereunder, subject to the standards set forth in the Statement of Work and the approval of Client, which approval shall not be unreasonably withheld. iXL, upon prior written approval of Client (not to be unreasonably withheld), may engage subcontractors, including but not limited to, any iXL subsidiary, parent or related entity or any employee thereof, to perform any of the services provided hereunder.

    3.2 During the Term (defined below) and thereafter, iXL shall retain the right to perform any and all services for other clients, provided, however that Client shall be treated as a priority client of iXL whereby any iXL Services being performed for Client under any Statement of Work shall receive priority staffing and allocation of resources as compared to other iXL clients.

    3.3 Based upon currently available information derived from the Client and iXL's experience in the industry, iXL has established Estimated Monthly Fees, attached as Exhibit B to this Agreement, pertaining to the Services to be rendered hereunder. iXL shall allocate resources on a monthly basis up to and including the aggregate amounts specified in the Estimated Monthly Fees, to the extent iXL determines such allocation is appropriate under the Statement(s) of Work. In the event that the Statement(s) of Work require allocations of resources in excess of the amounts set forth in the Estimated Monthly Fees ("Excess Resources"), iXL shall allocate Excess Resources with respect to the iXL Services covered by the Statement of Work within fifteen (15) business days of the date in which iXL determines that Excess Resources are required ("Excess Resource Allocation Period"). If iXL and Client mutually agree that any Statement of Work requires skill and/or experience not available at iXL, iXL shall commit to subcontract such work to entities mutually agreeable to the parties. The Estimated Monthly Fees are estimates only, and the payment amounts set forth in
         Section 5 and the applicable Statement(s) of Work shall govern payment to iXL hereunder.

4.  Term and Termination.
    --------------------

    4.1.  Term.  This Agreement shall be effective when signed by both parties
          ----
          and thereafter shall remain in effect for five (5) years unless terminated pursuant to the provisions of this Section 4.

    4.2   Termination of the Agreement.
          -----------------------------

          4.2.1  Termination for Nonpayment.  In the event that Client defaults
                 --------------------------
                 in the payment of any undisputed and material amount due to iXL under this Agreement for any reason except for termination for cause pursuant to 4.2.3, and does not cure such default within sixty (60) days of the date of the receipt of the invoice, then iXL may, by issuing written notice thereof to Client, terminate this Agreement as of a date specified in such notice of termination, but in no event less than ten (10) business days from the date of such notice, provided Client does not cure such default within ten (10) days of receipt of such notice. A "material" amount, only for purposes of this Section 4.2.1, is two hundred fifty thousand dollars ($250,000) for a single invoice.

          4.2.2  Termination by Client.  Client may terminate for convenience
                 ---------------------
                 this Agreement at any time during the Term or any Renewal Term upon sixty (60) days' prior written notice to iXL, if all undisputed amounts due under Section 5 hereof are tendered by Client to iXL prior to the termination date.

          4.2.3  Termination for Cause.  Either party may terminate this
                 ---------------------
                 Agreement for "cause" (as defined below) upon written notice to the other party; provided that "cause" shall mean (i) except as provided in Sections 4.2.1 and 4.2.6, the other party violates, or fails to perform or observe, any material term or condition of this Agreement, or repeatedly violates, or fails to perform or observe, any material term or condition of the Statements of Work (a "material breach"), and does not cure such material breach within sixty (60) days of receipt of such notice; or
                 (ii) the other party hereto becomes or is declared insolvent or bankrupt, is the subject of any proceedings relating to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of all or substantially all of its creditors, or enters into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations.

         4.2.4   Effect of Termination.  Upon termination of this Agreement for
                 ---------------------
                 any reason except for Termination for Cause by Client pursuant to Section 4.2.3 or Termination for failure to allocate Excess Resources pursuant to Section 4.2.6, Client shall be obligated to pay iXL for (i) all services rendered pursuant to any outstanding Statements of Work through the effective date of such termination, and (ii) the amount specified as Liquidated
                                   ---
                 Damages in Section 5 below, and (iii)
                                             ---
                 iXL shall deliver to Client all work product and deliverables then in progress. Upon Termination for Cause by Client as set forth in Section 4.2.3 or Termination for failure to allocate Excess Resources pursuant to Section 4.2.6, Client shall only be obligated to pay iXL for all services rendered pursuant to any outstanding Statements of Work under this Agreement through the effective date of such termination, and iXL shall deliver to Client all work product and deliverables then in progress.

          4.2.5  Survival.  Termination of this Agreement by either party
                 ---------
                 pursuant to the provisions of this Section 4 shall terminate each party's obligations under this Agreement except for the provisions of Section 5 (Guaranteed Payment and Liquidated Damages), Section 6 (Payments to iXL), Section 7 (Confidentiality), Section 9 (Client Representations and Warranties), Section 10 (iXL Warranties), Section 11 (Exclusion of Warranties), Section 12 (Limits of Liability), Section 13 (Indemnification), Section 14 (Non-Solicitation), Section 16.4 (Governing Law), and Section 16.10 (Non-Agency), all of which shall survive termination of this Agreement.

          4.2.6  Termination for failure to Allocate Excess Resources.  In the
                 ----------------------------------------------------
                 event that Client intends to terminate the Agreement for iXL's failure to allocate Excess Resources, Client shall provide iXL with ninety (90) days written notice of such intention in order to provide iXL with the opportunity to cure such failure, which ninety (90) day period may run concurrently with the Excess Resources Allocation Period.

          4.2.7  Termination of an Individual Statement of Work. In the event
                 -----------------------------------------------
                 that either eventpursuant to the party hereto materially defaults in the performance of any of its duties or obligations under a Statement of Work (except for a default in payment to iXL) and does not substantially cure such default, or commence a cure with an agreed-upon schedule, within sixty (60) days after being given written notice specifying the default, then the non-defaulting party may, by giving written notice thereof to the defaulting party, terminate the Statement of Work as of a date specified in such notice of termination. Upon termination of a Statement of Work, Client shall be obligated to pay iXL for all services rendered pursuant to the Statement of Work through the effective date of such termination. iXL shall deliver the deliverables for the applicable Statement(s) of Work, including any work in progress, in exchange for payment due therefor by Client. Termination of a Statement of Work shall have no effect upon the Agreement or any other Statements of Work that may be in effect under this Agreement.

     4.3  Renewal.   Unless terminated by the parties as set forth herein, the
          -------
          Agreement shall be automatically renewed five (5) years from the date of execution, for an additional term of five (5) years ("Renewal Term").

5.   Guaranteed Payment and Liquidated Damages.  For a period of one (1) year
     -----------------------------------------
     from the date of execution of this Agreement, Client shall pay iXL on a monthly basis an amount equal to either (i) the actual time, materials, and
                                      ------
     customary and reasonable expenses incurred by either iXL, or subcontractors mutually agreed upon by the parties, under the Statement(s) of Work (collectively "Actual Fees") minus any Credit (defined below) owed from the
                                  -----
     previous month(s); or (ii)
                        --
     the monthly payment amounts specified in Exhibit B, attached hereto (the "Estimated Monthly Fees"); whichever amount as between the preceding items
     (i) and (ii) is greater. In any month where the Actual Fees are less than Estimated Monthly Fees, the amount constituting the difference between the Actual Fees and the Estimated Monthly Fees is defined as the "Credit". At the end of the first year of this Agreement, if Client's cumulative Actual Fees for the first year total less than twenty million dollars ($20,000,000), Client will receive a credit on invoices for Work in Progress for the Carryover Period. "Work in Progress" means (i) work which has begun by the end of the first year and (ii) work which has been contracted for in a Statement of Work by the end of the first year. The "Carryover Period" is the ninety (90) days immediately following the end of the first year. The amount of the credit will equal the difference between twenty million dollars ($20,000,000) and the cumulative amount of the Actual Fees for the first year. Any portion of the credit unused at the end of the Carryover Period will expire.

     In the event this Agreement is terminated or otherwise cancelled for any reason within one (1) year of the date of execution of this Agreement, Client shall pay iXL as Liquidated Damages hereunder, but not as a penalty, twenty million dollars ($20,000,000), less the aggregate amount of Actual Fees paid by Client to iXL under the Agreement as of the date of termination and/or cancellation.

     The parties agree that (x) the injury caused by any breach by Client of its obligation concerning the Guaranteed Payment hereunder would be difficult or impossible to estimate; (y) they intend to provide for damages for such breach rather than a penalty pursuant to this Section 5; and (z) the sum stipulated in this Section 5 for such Liquidated Damages is a reasonable pre-estimate of the probable loss to iXL. At any time, if iXL's Actual Fees in the aggregate exceed twenty million dollars ($20,000,000), then Client shall not pay the Liquidated Damages set forth in this Section 5, but instead shall pay iXL such Actual Fees in the amount and manner set forth in the applicable Statement(s) of Work. At the end of the Carryover Period, Client shall forfeit any remaining credit and iXL shall have no obligation for return of all or part of any remaining credit. This Section 5 and the Liquidated Damages set forth in this Section 5 shall not apply to services rendered by iXL to Client after the one (1) year period immediately following the date of execution of this Agreement.

6.   Payments to iXL.
     ---------------

     6.1  Charges.  For the iXL Services provided hereunder, Client shall pay
          --------
to iXL fees in accordance with a ten percent (10%) discount on iXL's standard hourly rates in effect at the time of performance of such services, in the amount and manner set forth herein iXL's current hourly rates (as of the effective date of execution of this Agreement), by category, for the New York offices of iXL are set forth in Exhibit C. The rates set forth in Exhibit C may be subject to change in the ordinary course of business on an annual basis, on July 1 of each calendar year. All fees and Expenses (as defined in Section 6.2 below) incurred by iXL in the performance of the services will be billed to Client on a monthly basis.

     6.2  Expenses.  Client will pay or reimburse iXL for any out-of-pocket
          --------
          expenses, including, without limitation, travel and travel-related expenses ("Expenses"), incurred by iXL at the request of or with the approval of Client in connection with the performance of this Agreement. Reasonable and customary expenses incurred by iXL, including expenses incurred for travel, including local transportation, lodging, meals, telephone expenses associated with travel, and shipping and duplicating, will be billed to Client at actual cost. Travel expenses incurred by iXL personnel on behalf of Client shall be consistent with the iXL sole and exclusive travel policy. Any expenses over $250.00 per month per Statement of Work shall be authorized in advance by prior written consent of Client.

     6.3  Taxes.  Client will pay all sales, use, transfer, privilege, excise or
          -----
          other taxes and all duties, whether international, national, state or local, however designated, which are levied or imposed by reason of the transactions contemplated hereby; excluding, however, income taxes on profits which may be levied against iXL.

     6.4  Monthly Report.  iXL shall provide to Client, no later than the 10th
          --------------
          day of each month, a master monthly report summarizing all fees and expenses billed to Client by iXL in the previous month, including but not limited to, a segregation of such fees and expenses by Client business unit or entity, Statement of Work and project. For each monthly report covering the period of one (1) year from the date of execution of this Agreement, iXL shall include a cumulative summary of all fees and expenses qualifying under Section 5 of this Agreement.

     6.5  Time of Payment.  Any sum due iXL hereunder will be due and payable
          ---------------
          within forty-five (45) days after the later of the due date of an invoice or the date of receipt on an invoice therefor from iXL. If Client fails to pay any amount due within sixty (60) days from the date of the receipt of the invoice, late charges of the lesser of 1 1/2% per month (annual rate of eighteen percent (18%)) or the maximum allowable under applicable law shall also become payable by Client to iXL. If Client fails to pay, when due, any amount payable hereunder or fails to fully perform its obligations hereunder, Client agrees to pay, in addition to any amount past due, plus interest accrued thereon, all reasonable expenses incurred by iXL in enforcing this Agreement, including, but not limited to, all expenses of any legal proceeding related thereto and all reasonable attorneys' fees incurred in connection therewith.

     6.6  Dispute and Audit Rights.  At any reasonable time and upon five (5)
          ------------------------
          days of prior written notice to iXL, Client may cause an audit to be made of iXL's records relating to iXL's fees and expenses. During the pendency of any audit, any fees and expenses which are the subject of the audit shall be suspended pending the completion of the audit. Except as provided below, the cost of such audit shall be paid by Client. Within five (5) business days of the completion of any audit, Client shall pay to iXL any fees and expenses for the audited period with no penalty for later payment. If it shall be determined as a result of such audit that iXL has invoiced Client in excess of three and one-half percent (3.5%) of the fees and expenses due pursuant to the audit, iXL shall pay to Client the cost of the audit.

7.   Confidentiality.
     ----------------

     7.1 During the course of performance of this Agreement, each party may disclose to the other certain confidential information as defined in
          Section 7.2 below. Each party shall hold the other party's Confidential Information in confidence and shall use its best efforts to protect it. Each party shall not disclose the other party's Confidential Information to any third party, provided, however that each party may disclose Confidential Information to third parties as needed during the course of business, where the third party has agreed to provisions similar to this Section 7. iXL and Client shall use each others' Confidential Information for the sole purpose of performing under this Agreement. At the conclusion of this Agreement, each party shall either return the other's Confidential Information in its possession (including all copies) or shall, at the disclosing party's direction, destroy the other party's Confidential Information (including all copies) and certify its destruction to the disclosing party.

     7.2 "Confidential Information" means any information provided by either party or prepared by either party (either oral, written, or digital) upon review of such information, technical data, or know-how provided to either party by the other (including any director, officer, employee, agent, or representative of the other) or obtained by either party from the other (including any director, officer, employee, agent, or representative of the other) including but not limited to, that which relates to research, product plans, products, services, Clients, markets, software, developments, inventions, processes, designs, drawings, engineering, hardware configuration information, marketing or finances of the disclosing party. The existence of a copyright notice on any information or material does not indicate that the information or material is in the public domain.

     7.3 The term "Confidential Information" shall not include any information which: (a) is in the public domain at the time of disclosure or enters the public domain following disclosure through no fault of the receiving party, (b) the receiving party can demonstrate as already in its possession prior to disclosure hereunder or is subsequently disclosed to the receiving party with no obligation of confidentiality by a third party having the right to disclose it or (c) is independently developed by the receiving party without reference to the disclosing party's Confidential Information.

     7.4 Either party may disclose the other party's Confidential Information to its auditors or regulators, or upon the order of any competent court or government agency; provided that prior to disclosure the receiving party shall inform the other party of such disclosure.

     7.5 Each party agrees that its obligations provided in this Section 7 are necessary and reasonable in order to protect the disclosing party and its business, and each party expressly agrees that monetary damages would be inadequate to compensate the disclosing party for any breach by the receiving party of its covenants and agreements set forth in this Agreement. Accordingly, each party agrees and acknowledges that any such violation or threatened violation will cause irreparable injury to the disclosing party and that, in addition to any other remedies that may be available, in law, in equity or otherwise, the disclosing party shall be entitled to obtain injunctive relief against the threatened breach of this Agreement or the continuation of any such breach by the receiving party, without the necessity of proving actual damages.

8.   Retention of Proprietary Notices.  In no event shall either party alter,
     --------------------------------
     remove, obscure, erase or deface or hide from view, any copyright, trademark or other proprietary rights notice of the other party contained on or incorporated into any deliverable developed hereunder.

9.   Client Representations and Warranties.
     -------------------------------------

     9.1 Client represents and warrants that Client has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

     9.2 This Agreement has been duly and validly executed and delivered by Client and constitutes the valid and binding agreement of Client, enforceable against Client in accordance with its terms.

10.  iXL Warranties.
     --------------

     10.1 iXL represents and warrants that it has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

     10.2 This Agreement has been duly and validly executed and delivered by iXL and constitutes the valid and binding Agreement of iXL, enforceable against iXL in accordance with its terms.

     10.3 iXL further represent and warrants that it and its subcontractors will perform the services in material conformity to the specifications set forth in a Statement of Work contemplated hereunder in a professional and workmanlike manner.

     10.4 iXL represents and warrants that the iXL Services and the iXL computer code developed by iXL hereunder shall accurately process, provide, and/or receive date data (including without limitation calculating, comparing, and sequencing) within, from, into, and between centuries (including without limitation the twentieth and twenty-first centuries), including leap year calculations, and that neither the performance nor the functionality of the iXL Services and iXL computer code delivered hereunder will be affected by dates prior to, on, after, or spanning January 1, 2000. Notwithstanding the foregoing, in no event does iXL make any warranties or representations hereunder regarding computer code, systems, hardware, and equipment (collectively "Date Sensitive Materials") developed, produced, licensed, specified, or sold by parties other than iXL. Furthermore, iXL does not warrant or represent that iXL Services and iXL computer code will avoid producing erroneous output or otherwise malfunctioning (with respect to date data or otherwise) if iXL's Services or computer code interacts or interfaces with Date Sensitive Materials of Client or any third parties that do not accurately process, provide, and/or receive date data.

     10.5 In no event whatsoever shall iXL's warranties and representations hereunder extend or apply to any deliverables, computer code, or software modified by any party other than iXL and its subcontractors acting under iXL's direction.

     10.6 iXL represents and warrants that it will maintain the necessary insurance coverage as mandated by law or as reasonably required in any Statement of Work.

11.  Exclusion of Warranties.  APART FROM THE SPECIFIC WARRANTIES SET OUT HEREIN
     -----------------------
     OR IN A STATEMENT OF WORK ATTACHED HERETO, ALL SERVICES AND PRODUCTS PROVIDED UNDER THIS AGREEMENT ARE PROVIDED ON AN "AS IS" BASIS. NEITHER iXL NOR ANY OF ITS AFFILIATES, EMPLOYEES, OFFICERS, DIRECTORS, AGENTS OR LICENSORS WARRANTS THAT THE SERVICES OR PRODUCTS PROVIDED PURSUANT TO THIS AGREEMENT WILL BE UNINTERRUPTED OR ERROR FREE, NOR DO THEY WARRANT THAT CERTAIN RESULTS MAY BE OBTAINED BY CLIENT IN CONNECTION WITH iXL'S RENDERING OF SERVICES OR PROVISION OF PRODUCTS HEREUNDER. iXL AND ITS AFFILIATES, EMPLOYEES, OFFICERS, DIRECTORS, AGENTS AND LICENSORS MAKE NO WARRANTY, GUARANTEE OR REPRESENTATION EITHER EXPRESS OR IMPLIED REGARDING THE MERCHANTABILITY, TITLE, OR FITNESS FOR A PARTICULAR PURPOSE OF ANY SERVICES OR PRODUCTS PROVIDED UNDER THIS AGREEMENT. iXL DOES NOT MAKE ANY WARRANTY OR GUARANTEE FOR ANY PRODUCTS OR SERVICES PROVIDED BY VENDORS SUGGESTED BY iXL.

12.  Limits of Liability.
     -------------------

     12.1 NOTWITHSTANDING ANY TERM OR PROVISION CONTAINED IN THIS AGREEMENT WITH THE EXCEPTION OF SECTION 5 HEREOF, IN NO EVENT WHATSOEVER
          (EXCEPT AS DESCRIBED IN SECTION 5 HEREOF) SHALL EITHER PARTY
          BE LIABLE TO THE OTHER OR TO ANY OTHER PERSON, FIRM OR CORPORATION, FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES, OR OTHER SIMILAR TYPE OF DAMAGES, INCLUDING BUT NOT LIMITED TO DAMAGES BASED UPON LOSS OF PROFITS AND/OR LOSS OF BUSINESS ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, THE PERFORMANCE THEREOF, THE USE OF THE PRODUCTS PROMISED OR SERVICES DELIVERED PURSUANT TO THIS AGREEMENT, AND/OR ANY PARTY'S ALLEGED BREACH OF THIS AGREEMENT, WHETHER OR NOT EITHER PARTY IS INFORMED, KNEW OR SHOULD HAVE KNOWN, OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE.

     12.2 UNDER NO CIRCUMSTANCES WHATSOEVER SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON, FIRM OR CORPORATION, FOR DAMAGES OF ANY KIND ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, THE PERFORMANCE THEREOF, THE PRODUCTS OR SERVICES DELIVERED PURSUANT TO THIS AGREEMENT, AND/OR ANY ALLEGED BREACH OF THIS AGREEMENT, IN ANY AMOUNT OF MONEY WHICH SHALL EXCEED THE AMOUNT OF THE ACTUAL FEE PAID BY CLIENT TO iXL WITH RESPECT TO THE STATEMENT OF WORK UNDER WHICH THE CLAIM IS MADE; IF THE CLAIM IS MADE UNDER THIS AGREEMENT RATHER THAN UNDER ANY PARTICULAR STATEMENT OF WORK, NEITHER PARTY SHALL BE LIABLE TO THE OTHER IN ANY AMOUNT OF MONEY WHICH SHALL EXCEED THE AMOUNTS ACTUALLY PAID TO iXL HEREUNDER AS OF THE DATE OF THE CLAIM.

     12.3 THE LIMITATIONS ON LIABILITY SET FORTH IN THIS SECTION SHALL APPLY TO ALL CAUSES OF ACTION, INCLUDING, BUT NOT LIMITED TO, BREACH OF CONTRACT, BREACH OF WARRANTY, STRICT LIABILITY, MISREPRESENTATION AND OTHER TORTS, AND LIABILITY BASED UPON THE PROVISIONS OF ANY PART OF THIS AGREEMENT AND ANY FEDERAL, STATE AND/OR LOCAL LAW AND/OR ORDINANCE. NOTWITHSTANDING THE FOREGOING, THE LIMITATIONS ON LIABILITY SET FORTH IN THIS SECTION SHALL NOT APPLY TO ANY CAUSES OF ACTION ARISING OR RESULTING IN ANY WAY FROM THE INFRINGEMENT OR VIOLATION OF ANY THIRD PARTY INTELLECTUAL PROPERTY RIGHTS BY THE PARTIES, OR EITHER PARTY'S GROSS NEGLIGIGENCE OR WILLFUL MISCONDUCT.

13.  Indemnification.  Each party (the "Indemnifying Party") will indemnify and
     ---------------
     hold the other party and its affiliates, officers, directors, employees, agents and representatives harmless from and against all damages, costs, expenses, and liabilities arising as a direct result of a breach of this Agreement by the Indemnifying Party, including without limitation, reasonable attorneys fees and expenses.

14.  Non-Solicitation.  During the term of a Statement of Work and for 6 months
     -----------------
     after its termination, neither party to a Statement of Work ("hiring party") will hire or enter into a contract with an employee or former employee of the other party ("non-hiring party") with whom the hiring party comes into contact in connection with such Statement of Work without first obtaining the non-hiring party's written consent, except for employees who have been terminated for over six months.

15.  Notice.  Any notice required or permitted to be given under this Agreement
     ------
     shall be in writing and deemed given and effective upon delivery if sent by personal delivery or by facsimile transmission or five (5) days after posting if sent by certified United States mail, return receipt requested, with postage pre-paid and addressed as follows:


     If to iXL:     iXL - NEW YORK, INC.
                    79 Fifth Avenue, 14th Floor
                    New York, New York  10003
                    Telephone:  212-414-4900
                    Facsimile:  212-414-0785
                    Attn:  Ms. Lynda Rathbone

     A copy to:     iXL, INC.
                    1888 Emery Street, N.W.
                    Atlanta, Georgia  30318
                    Attn:  T. William Alvey, III, Esq.
                    Telephone:  404-267-3800
                    Facsimile:  404-267-4099

  If to Client:     GENERAL ELECTRIC CAPITAL CORPORATION
                    260 Long Ridge Road
                    Stamford, Connecticut 06927
                    Telephone:  203 357 6577
                    Facsimile:  203 961 2088
                    Attn.:

A copy to:          Each Client then party to any Statement of Work under this
                    Agreement at the location specified in each such Statement of Work.

16.  General.
     -------

     16.1 Force Majeure.  Subject to this Section 16.1, neither party shall be
          -------------
          liable to the other for any delay or failure to perform any of the services set forth in a Statement of Work or obligations set forth in this Agreement due to causes beyond its reasonable control ("Force Majeure Delay"). Performance times shall be considered extended for a period of time equivalent to the time lost because of a Force Majeure Delay, up to and including thirty (30) days. After such thirty day time period, the terms of Section 4.2.3 of this Agreement shall apply to any Force Majeure Delay.

     16.2   Residual Knowledge.  Subject to Section 7, nothing herein shall be
            ------------------
            construed to prevent or in any way limit iXL from using general knowledge, skill, and expertise acquired in the performance of this Agreement in any current or subsequent endeavors. Client shall have no interest in such endeavors.

     16.3   Assignment. This Agreement may not be assigned by either party to
            ----------
            any other person(s), firm(s), corporation(s) or other entities without the prior express written approval of the other party, which approval shall not be unreasonably withheld; provided that either party may assign all or any portion of this Agreement to an entity under common control with the assigning party without approval but with notice to the other party.

     16.4   Governing Law.  This Agreement shall be governed by and construed
            -------------
            solely and exclusively in accordance with the laws of the state of New York, without reference to its conflicts of law principles. Any and all disputes between the parties that cannot be settled by mutual agreement shall be resolved solely and exclusively in the local and federal courts located within the Southern District of New York, and Client hereby consents to the jurisdiction of such courts and irrevocably waives any objections thereto, including without limitation, on the basis of improper venue or forum non conveniens.

     16.5   Severability.  If any of the provisions of this Agreement is or
            ------------
            becomes illegal, unenforceable, or invalid (in whole or in part for any reason), the remainder of this Agreement shall remain in full force and effect without being impaired or invalidated in any way.

     16.6   Headings.  The titles and headings of the various sections and
            --------
            in this Agreement are intended solely for convenience of reference and are notintended to explain, modify or place any construction or limitation upon any of the provisions of this Agreement.

     16.7   Entire Agreement.  No representations or statements of any kind made
            ----------------
            by either party that are not expressly stated herein or in any written amendment hereto shall be binding on such party. The parties agree this Agreement, its Exhibits, Attachments, and all Statements of Work and Exhibits thereto, shall constitute the complete and exclusive statement of the agreement between them, and supersede all prior or contemporaneous proposals, oral or written, and all other communications between them relating to the subject matter hereof.

     16.8   No Third-Party Beneficiaries.  Nothing in this Agreement is intended
            ----------------------------
            to, or shall, create any third-party beneficiaries, whether intended or incidental, and neither party shall make any representations to the contrary.

     16.9   No Implied Waiver.  No term, provision or clause of this Agreement
            -----------------
            shall be deemed waived and no breach excused unless such waiver or consent shall be in writing and executed by a duly authorized representative of each party. Any consent by any party to, or waiver of, a breach by the other, whether express or implied, shall not constitute a consent to, waiver of, or excuse for any different or subsequent breach.

     16.10  Non-Agency.  Nothing in this Agreement shall be construed to make
            ----------
            the parties partners, joint venturers, representatives or agents of each other, nor shall either party so represent to any third person. The parties hereunder are acting in performance of this Agreement as independent contractors engaged in the operation of their own respective businesses. A party's employees, agents or representatives are not employees or agents of the other party and are not entitled to any of the other party's benefits. Neither party shall be responsible for payment of the other party's workers' compensation, disability benefits or unemployment insurance, nor shall it be responsible for withholding or paying employment related taxes for the other party or its employees.

     16.11  Counterparts.  This Agreement may be executed in any number of
            ------------
            counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute a single agreement.

IN WITNESS WHEREOF, this Agreement was executed by the parties as of the date first written above.

IXL-NEW YORK, INC.                      GENERAL ELECTRIC CAPITAL CORPORATION

By: /s/ U. Bertram Ellis, Jr.           By: /s/ Nigel D.T. Andrews
   ___________________________________     ___________________________________

Name: U. Bertram Ellis, Jr.             Name: Nigel D.T. Andrews
     _________________________________       __________________________________

Title:  Chief Executive Officer         Title:  Executive Vice President
      ________________________________        _________________________________

                                   EXHIBIT A
                                   ---------

                IXL MASTER SERVICE AGREEMENT STATEMENT OF WORK
                ----------------------------------------------

                                 CHANGE ORDER
                                 ------------


Change Order No.____ to Statement of Work No._____

Client or iXL shall complete Question 1. iXL shall complete the remainder of the Change Order, except for the approval/rejection portion, which shall be completed by Client in its sole discretion. Each section may be as long or short as the circumstances require. Additional pages may be attached as necessary.

     1.   Describe changes, modifications, or additions to the services.



These modifications were requested by: ____ Client         _____ iXL

______________________________________           __________________________
Signature of Client Project Manager       Date

______________________________________           __________________________
Signature of iXL Project Manager          Date

     2. Modifications, clarifications or supplements by iXL or Client to description of desired changes or additions requested in Section1 above, if any. State any modifications, clarifications, or supplements to the deliverables, time table, and/or responsibilities of the parties.

     3. Necessity, availability and assignment of requisite iXL and/or Client personnel and/or resources to make requested modification or additions.

     4.   Impact on Costs, delivery schedule, and other requirements.
          a.   Changes in Costs:

          b.   Changes in delivery schedule:

          c.   Changes to any other requirements:

     Change Order Is:

     _____Approved and Accepted                             _____Rejected


               ____________________________________         __________________
               Signature of Client Project Manager    Date

               ____________________________________         __________________
               Signature of iXL Project Manger        Date

                                   EXHIBIT B
                                   ---------



                            ESTIMATED MONTHLY FEES
                            ----------------------



                   --------------------------------------
                   April, 1999                $   200,000
                   --------------------------------------
                   May                        $   400,000
                   --------------------------------------
                   June                       $   800,000
                   --------------------------------------
                   July                       $ 1,200,000
                   --------------------------------------
                   August                     $ 1,200,000
                   --------------------------------------
                   September                  $ 1,600,000
                   --------------------------------------
                   October                    $ 2,000,000
                   --------------------------------------
                   November                   $ 2,400,000
                   --------------------------------------
                   December                   $ 2,400,000
                   --------------------------------------
                   January, 2000              $ 2,600,000
                   --------------------------------------
                   February                   $ 2,600,000
                   --------------------------------------
                   March                      $ 2,600,000
                   --------------------------------------
                   TOTAL                      $20,000,000
                   --------------------------------------

                                   EXHIBIT C
                                   ---------

                                      IXL
                                      ---

PROJECT MANAGEMENT
MANAGE PROJECT MANAGEMENT EFFORTS INCLUDING ESTABLISHING THE
PROJECT AND TEAM GOALS, CREATING THE PROJECT BUDGET AND SCHEDULE,
AND MANAGING AND DISSEMINATING ALL INTERNAL AND EXTERNAL PROJECT
COMMUNICATION.
 .    Senior Project Manager                                            $200/hr
 .    Project Manager                                                   $160/hr
 .    Associate Project Manager                                         $100/hr

ENGINEERING

Manage technical services efforts, including technical needs analysis, hardware architecture, software implementation design, software development, software documentation and installation of custom third-party software.
 .    Director of Engineering                                           $240/hr
 .    Technical Lead                                                    $220/hr
 .    Systems Architect                                                 $220/hr
 .    Systems Engineer                                                  $200/hr
 .    Senior Software Engineer                                          $200/hr
 .    Researcher                                                        $200/hr
 .    Production Manager--Schedule technical resources and manage
     deadlines & technical project flow                                $180/hr
 .    Software Engineer                                                 $160/hr

STRATEGY CONSULTING

Identify and successfully implement interactive business design opportunities. Perform market analysis, financial modeling,
relationship marketing and brand marketing, developing creative solutions to improve business communications.
 .    Engagement Leader                                                 $300/hr
 .    Senior Consultant                                                 $250/hr
 .    Consultant                                                        $200/hr
 .    Analyst                                                           $150/hr

INFORMATION ARCHITECTURE

Analyze, define and organize information and interactivity for optimal delivery to the end-user.
Work with Engineering and Creative Services to produce flow, functional specification, and user interface design. Perform focus group and usability testing.
 .    Lead Information Architect                                        $240/hr
 .    Information Architect                                             $180/hr
 .    Associate Information Architect                                   $120/hr

CREATIVE SERVICES

Manage creative services efforts, including strategic branding, marketing & graphic design.
Work with programmers and information architects on interface design and technical integration, creating backgrounds,
 interactive menus, icons, charts, graphics & illustrations.
 .    Creative Director                                                 $240/hr
 .    Art Director                                                      $200/hr
 .    Graphic Designer                                                  $120/hr
 .    Production Manager--Schedule creative resources and manage deadlines & creative project flow. 120/hr$
 .    Site Author--Generate and implement Web pages, including
     HTML , XML and JavaScript authoring, advanced scripting
     (DHTML, CSS, VBScript), graphic processing and page
     optimization.
     Senior Site Author                                                $160/hr
     Associate Site Author                                             $120/hr
     Maintenance                                                       $120/hr

                                      10